EXHIBIT 99.2

Solicitation of Consents

Relating to the

11.250% Senior Notes due 2011 (CUSIP No. 449669CL2/449669CJ7/449669CP3),

10.875% Senior Notes due 2008 (CUSIP No. 449669CK4/449669CH1),

10.875% Senior Notes due 2013 (CUSIP No. 449669CN8/449669CM0),

6.875% Debentures due 2007 (CUSIP No. 449669AC4),

7.30% Debentures due 2028 (CUSIP No. 449669AK6),

7.375% Debentures due 2018 (CUSIP No. 449669CD0),

7.625% Notes due 2005 (CUSIP No. 449669CG3),

9.45% Senior Debentures due 2011 (CUSIP No. 449669AB6)

and

6.55% Notes due 2005 (CUSIP No. 449669AJ9)

of

IMC Global Inc.

and the

7% Senior Notes due 2008 (CUSIP No. 356903AB0)

of

Phosphate Resource Partners Limited Partnership

The Expiration Time (i.e. the time that the consent solicitation with respect to each series of the Securities The will expire) will be 5:00 p.m., New York City time, on [                    ], [                    ], 2004, unless extended by IMC or PLP in its discretion. Holders of High-Yield Notes must deliver valid consents prior to the Expiration Time to receive the Consent Fee. The period during which the consent solicitation is open is referred to as the solicitation period.

The Early Consent Premium Deadline (i.e. the time by which holders of High-Yield Notes must deliver valid consents in order to be entitled to receive the Early Consent Premium) will be 5:00 p.m., New York City time, on [                    ], [                    ], 2004, unless extended by IMC in its discretion. Holders who receive the Early Consent Premium with respect to any High-Yield Notes will also receive the Consent Fee and the Guarantees with respect to those High-Yield Notes.

Consents delivered with respect to a series of the Securities may be revoked at any time prior to the earlier of (i) the Expiration Time or (ii) the time that the applicable supplemental indenture setting forth the Amendments with respect to such series is executed and becomes effective (the “Effective Time”). The Effective Time for any series of the Securities will occur as soon as practicable after the Requisite Consents with respect to such series are received and each series of the Securities may have its own Effective Time. Notwithstanding the execution and effectiveness of the applicable supplemental indenture at the Effective Time, the Amendments provided therein will not become operative and binding until the Operative Date.

[                    ], 2004

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

As described in the enclosed Prospectus, IMC Global Inc. (“IMC”) and Phosphate Resource Partners Limited Partnership (“PLP”) are soliciting Consents from holders of record of the debt securities listed above to approve amendments to the indentures under which such securities were issued. Terms used herein and defined in such Prospectus are used herein as so defined.

Neither IMC nor PLP will pay any fees or commissions to you for soliciting Consents. However, you will be reimbursed by IMC or PLP, as the case may be, for customary and reasonable mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients, including the reasonable expenses of overnight courier services.

For your information and for forwarding to your clients for whom you hold the Securities held of record in your name or in the name of your nominee, enclosed are copies of the following documents:

1. The Prospectus;

2. A Letter of Consent for the Securities for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to backup U.S. federal income tax withholding);

3. A printed form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Securities held of record in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Consent Solicitation; and

4. A return envelope addressed to the attention of Irene Miller at Bondholder Communications Group, the Information Agent for the Consent Solicitation (the “Information Agent”).

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

Any inquiries you might have with respect to the Consent Solicitation should be addressed to the Information Agent or to Goldman Sachs & Co., the Solicitation Agent for the Consent Solicitation (the “Solicitation Agent”), at their respective addresses and telephone numbers as set forth on the last page of the enclosed Prospectus. Additional copies of the enclosed materials may be obtained from the Information Agent.

Very truly yours,

IMC Global Inc.

By:
[Name]
[Title]

Phosphate Resource Partners Limited Partnership

By:
[Name]
[Title]

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON TO BE THE AGENT OF IMC, PLP, ANY OF THEIR RESPECTIVE AFFILIATES, THE TRUSTEES, THE INFORMATION AGENT OR THE SOLICITATION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE CONSENT SOLICITATION, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.